UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 31, 2007

EXACTECH, INC.

(Exact name of registrant as specified in its charter)

Florida	0-28240	59-2603930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (352) 377-1140

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 31, 2007, the Company issued a press release reporting its financial results for the quarter ended June 30, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain financial measures that are not in accordance with GAAP. These measures, which exclude non-cash impairment charges, should be used as additional information relating to our operating results. The non-GAAP financial measures of adjusted net income and adjusted diluted earnings per share exclude the intangible asset impairment less the tax effect of the impairment. Because the impairment is an infrequent non-cash item, not directly related to our normal operations, the Company believes these non-GAAP financial measures may help investors better understand and compare the quarterly operating results and trends by eliminating this unusual component included in GAAP financial measures. Pursuant to the rules adopted by the SEC relating to the use of such financial measures in filings with the SEC, other disclosures of financial information and press releases, the Company provides within the press release reconciliations regarding the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 7.01.	Regulation FD Disclosure.

On July 31, 2007, the Company issued a press release reporting its financial results for the quarter ended June 30, 2007. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The information in this Form 8-K and the Exhibit attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
99.1	Press release dated July 31, 2007 issued by Exactech, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXACTECH, INC.

Dated: July 31, 2007	By:	/s/ Joel C. Phillips
Joel C. Phillips,
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated July 31, 2007 issued by Exactech, Inc.